Exhibit 99.1

Dynamic Announces Its New President
PUBLISHED MONDAY, MAY. 13, 2013

SAN DIEGO, May 13, 2013 -- /PRNewswire/ -- Dick Wheeler has been successful in marketing, administration and relationship management for over thirty-five years in the medical devices and circuit board marketing and manufacturing industries.   For almost twenty years, as CEO of SVS Imaging, Inc., a medical imaging systems provider, based in Carlsbad, CA, he established a multi-million dollar distribution procedure to the highly competitive medical services industry.  After his initial schooling, he was employed by United Technology's Tool and Die Group, where he holds twelve patents to reduce noise and vibration in the workplace.  Using this experience he formed N.E. Industrial Sales and Supply Company, which was an early proponent of workplace ergonomics, which developed soundproofing, shock and vibration absorption systems for large equipment.

Mr. Wheeler has continually been involved in his community as a long time member of the Carlsbad Rotary.  As Foundation president, he successfully organized, in concert with the AVID curriculum, "Advancement Via Individual Determination," a scholarship program for Carlsbad High School students.